Exhibit 21.1

Subsidiaries of the Registrant

Nuveen Global Cities REIT LP, LLC	Delaware

Nuveen Global Cities REIT OP, LP	Delaware

NR Kirkland Crossing LLC	Delaware

NR 844 North LLC	Delaware

NR Denver Industrial Portfolio LLC	Delaware

NR Defoor Hills LLC	Delaware

NR Tacara at Steiner Ranch LLC	Delaware

NR ECF Investor Ltd	Cayman Islands

NR Main Street At Kingwood LLC	Delaware

NR APCF Investor Ltd.	Cayman Islands

NR East Sego Lily LLC	Delaware

Nuveen Global Cities REIT Lending LLC	Delaware

NR 9725 Datapoint LLC	Delaware

NR Globe Street Industrial LLC	Delaware

NR Massachusetts REIT Member LLC	Delaware

NR 1 National Street LLC	Delaware

NR MOB 1335 North Mill Street LLC	Delaware

NR MOB 4600 Bill Gardner Parkway LLC	Delaware

NR San Antonio Industrial Building LLC	Delaware

NR MOB 2945 Wilderness Place Member LLC	Delaware

NRNX MOB 2945 Wilderness Place Venture LLC	Delaware

NR MOB 2945 Wilderness Place LLC	Delaware

NR Berkeley Lake Road LLC	Delaware

NR Pine Forest 18 LLC	Delaware

NR West 11th Street DC LLC	Delaware

NR Pineway Business Center LLC	Delaware

NR Eastport 8 LLC	Delaware

NR Brookhill DC 3 LLC	Delaware

NR MOB 620 Roseville Member LLC	Delaware

NRNX MOB 620 Roseville Venture LLC	Delaware

NR MOB 620 Roseville LLC	Delaware

NR Brookson Flats LP	Delaware

Nuveen Global Cities REIT Subsidiary GP LLC	Delaware

NRNX MOB Bucks Town II Venture LLC	Delaware

NR MOB Bucks Town II LLC	Delaware

NR MOB Bucks Town Member LLC	Delaware

NRNX MOB Bucks Town Venture LLC	Delaware

NR MOB Bucks Town LLC	Delaware

NR Hartwell Village Investor Member LLC	Delaware

NRP Hartwell Village LLC	Delaware

NRP Hartwell Village Owner LLC	Delaware

NR Henderson 215 LLC	Delaware

NR MOB 1429 Highway 6 Member LLC	Delaware

NRNX MOB 1429 Highway 6 Venture LLC	Delaware

NR MOB 1429 Highway 6 LLC	Delaware

TGA Nex Investor LLC	Delaware

NR Perimeters Edge LP	Delaware

TGA MOB South Boerne LLC	Delaware

NR SN Florida A, LLC	Delaware

NR SN NC A, LLC	Delaware

NR SN Tennessee A, LLC	Delaware

NR SN Georgia A, LLC	Delaware

NR SN Texas A, LLC	Delaware

NR SN Arizona A, LLC	Delaware

Global Cities REIT Holding Company LLC	Delaware

NR Sparrow Realty I, LLC	Delaware

NR Tampa Crenshaw LLC	Delaware

NR Tampa Gateway Lakes LLC	Delaware

NR Tampa Lakeland Interstate LLC	Delaware

NR Train Court LLC	Delaware

NR Mid Cities Parkway LLC	Delaware

NR The Canyons LLC	Delaware

NR Reserve at Stonebridge LLC	Delaware

Union Property Operations NRE IV LLC	Delaware